UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2026

ECHOSTAR CORPORATION

(Exact name of registrant as specified in its charter)

001-33807
(Commission File Number)

Nevada	26-1232727
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9601 South Meridian Boulevard
Englewood, Colorado	80112
(Address of principal executive offices)	(Zip code)

(303) 723-1000
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	ECHO	The Nasdaq Stock Market L.L.C.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.	Termination of a Material Definitive Agreement.

On July 28, 2026, DISH DBS Corporation (“DISH DBS”) further advanced its announced deleveraging objectives by consummating the full repayment and satisfaction of all outstanding obligations under its 7.75% Senior Notes due July 1, 2026 (the “Notes”). The total payment made on July 28, 2026 was comprised of $2,000,000,000 in aggregate principal amount along with accrued and unpaid interest through the date of repayment.

The repayment in full of the Notes and the discharge of the related Indenture obligations were authorized by the United States Bankruptcy Court for the Southern District of Texas, which is presiding over DISH DBS’ pending restructuring proceedings.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 8.01 is incorporated in this Item 2.01 by reference.

Item 8.01.	Other Events.

Completion of Sale of Spectrum Licenses Pursuant to AT&T License Purchase Agreement

On July 28, 2026, EchoStar Corporation, a Nevada corporation (“EchoStar” or the “Seller”), and the other Seller Parties named therein (together with the Seller, the “Seller Parties” and each, a “Seller Party”), completed (the “Closing”) the previously announced transactions contemplated by the License Purchase Agreement, dated as of August 25, 2025 (the “License Purchase Agreement,” and the transactions contemplated thereby, the “Transactions”), by and between the Seller Parties and AT&T Mobility II LLC, a Delaware limited liability company (the “Buyer”), a subsidiary of AT&T Inc.

Pursuant to the License Purchase Agreement, at the Closing, the Seller Parties sold all 3.45 GHz and 600 MHz spectrum licenses that were held by the Seller Parties (collectively, the “Licenses”) and entered into a 99-year extension of existing leases for the Buyer’s exclusive use of certain wireless spectrum licenses in Hawaii.  In connection with the Closing, Seller received proceeds of $20,250,000,000 and an additional $2,400,000,000 was deposited by the Buyer into the mandated FCC Trust (as defined below).

In connection with the Closing, all amounts outstanding under that certain Loan and Security Agreement, dated as of November 26, 2021, between DISH DBS Corporation, as lender, and DISH Network Corporation, as borrower, were satisfied in full. Additionally, the approximately $3.686 billion outstanding (inclusive of early redemption premium and accrued but unpaid interest) of the 11 3/4% Senior Secured Notes due November 15, 2027 issued pursuant to the Secured Indenture, dated November 15, 2022, by and among DISH Network Corporation, the guarantors identified therein, and U.S. Bank Trust Company, National Association, as trustee and collateral agent, was redeemed in full at the Closing in accordance with the terms thereof.

Establishment of FCC Trust

As a condition to the Federal Communications Commission’s (the “FCC”) approval of the assignment of the Licenses to the Buyer pursuant to the License Purchase Agreement, the FCC’s Wireless Telecommunications Bureau (the “Bureau”) required the establishment of a trust fund in the amount of $2,400,000,000 (the “FCC Trust”) to pay obligations to persons or entities that may obtain a final judgment, arbitration award or settlement against an EchoStar Party for amounts due in connection with the construction, operation, maintenance, decommissioning and provisioning of goods or services related to communications sites and the communications network associated with the Licenses being sold in the Transactions.  The FCC Trust was funded at the Closing by the Buyer directly using cash that constituted a portion of the purchase price.

The FCC Trust, formally known as the “Wireless Creditor Trust,” was established pursuant to a Trust Agreement dated as of June 26, 2026 (the “FCC Trust Agreement”), in accordance with the Wireless Telecommunications Bureau’s Memorandum Opinion and Orders, DA 26-470 and DA 26-471, dated May 12, 2026.  The FCC Trust is required to pay eligible covered claims in three priority tiers: (i) “Type A Claims” of $100,000 or less, funded from an initial $200,000,000 segregated reserve; (ii) “Type B-1 Claims” for outstanding amounts due under agreements related to the covered activities; and (iii) “Type B-2 Claims” for lost future rents, profits and other future amounts.  The FCC Trust will terminate upon satisfaction of all eligible claims or, if not earlier terminated, no later than five years from the trust effective date, subject to the Bureau’s authority to extend the term.

The foregoing description of the License Purchase Agreement, the Transactions and the FCC Trust Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the License Purchase Agreement and the FCC Trust Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. A summary of the material terms of the License Purchase Agreement was previously included in Item 1.01 of EchoStar’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 26, 2025, and is also incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
Exhibit 10.1

License Purchase Agreement, dated as of August 25, 2025, by and among EchoStar Corporation and AT&T Mobility II LLC (incorporated by reference to Exhibit 10.1 to EchoStar Corporation’s Quarterly Report on Form 10 Q for the quarter ended September 30, 2025, filed November 6, 2025).

Exhibit 10.2

Trust Agreement (Wireless Creditor Trust), dated as of June 26, 2026, by and between EchoStar Corporation (on behalf of itself and its subsidiaries and affiliates) and The Bank of New York Mellon, as trustee.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHOSTAR CORPORATION
Date: July 28, 2026	By:	/s/ Jeffrey H. Blum
Jeffrey H. Blum Acting Chief Legal Officer and Secretary